UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2019 (March 18, 2019)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, Avis Budget Group, Inc. (the “Company”) announced that Mark J. Servodidio, President, International will be relocating back to the United States and resigning from the Company. Mr. Servodidio’s resignation will be effective June 14, 2019.

The Company thanks Mr. Servodidio for his dedication, leadership and contributions to the growth and culture of the Company both during the six years he spent in the Company’s International region and the more than ten years he spent as Chief Administrative Officer as well as Executive Vice President and Chief Human Resources Officer. The Company wishes Mr. Servodidio all the best in his future endeavors.

The Company and Mr. Servodidio have entered into a separation agreement, which provides for severance in accordance with Mr. Servodidio’s current agreement with the Company, subject to a release condition and continuation of restricted covenants including non-competition and non-solicitation (the “Separation Agreement”).

The role of President for the Company’s International region will be assumed by Keith Rankin. Mr. Rankin will be joining the Company from Barloworld, in South Africa, where he has been chief executive of the automotive division since March 2015. Barloworld is a distributor of leading global brands, providing integrated rental, fleet management, product support and logistics solutions and is a licensee partner of Avis Budget. Mr. Rankin joined Barloworld in 2004 when Barloworld acquired Avis Southern Africa. Mr. Rankin started his career at Avis in 1998 and was appointed chief executive of Avis Car Rental Southern Africa in 2004. In 2007, he was appointed chief executive of car rental, part of Barloworld’s automotive division that included southern Africa and Scandinavian car rental operations.

The Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Separation Agreement dated March 18, 2019, between Mark Servodidio and Avis Budget Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: March 18, 2019

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated March 18, 2019 (March 18, 2019)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated March 18, 2019, between Mark Servodidio and Avis Budget Group, Inc.